EXHIBIT 99.1


JOINT FILER INFORMATION:


As a managing member
of Blesbok LLC, Lowell J. Milken may be deemed to share the powers of voting and disposition of the securities described herein.
The reporting
persons disclaim beneficial ownership of the reported securities, except to the extent of their pecuniary interest therein. See Joint Filer

Information below.

FORM 4 CONTINUATION SHEET

JOINT FILER
INFORMATION


	NAME:	 		Lowell J. Milken


	ADDRESS:	 	1250 Fourth Street
				Santa Monica, California 90401


	DESIGNATED FILER:	  Michael R. Milken

	ISSUER &
TICKER	    Nobel Learning Communities, Inc. (NLCI)
	SYMBOL:


	DATE OF EVENT		 March 31, 2006
	REQUIRING
	STATEMENT:


	SIGNATURE:	 	/s/ Lowell J. Milken

			________________________________________
 	 					Lowell J. Milken,
an individual